Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Brookfield Infrastructure Corporation

Brookfield Infrastructure Partners L.P.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	Class A Exchangeable Subordinate Voting Shares of Brookfield Infrastructure Corporation	457(o)	(1)(2)	(4)	$1,000,000,000	0.00014760	$147,600(4)
	Equity	Class A Exchangeable Subordinate Voting Shares of Brookfield Infrastructure Corporation	457(o)	13,012,789(2)(3)	$30.42(5)	$395,849,041.38	0.00014760	$58,427.32 (5)
	Equity	Limited Partnership Units of Brookfield Infrastructure Partners L.P.	457(i)	(6)(7)	(6)	— (9)	N/A	— (9)
	Equity	Limited Partnership Units of Brookfield Infrastructure Partners L.P.	457(i)	13,012,789(7)(8)	(8)	— (9)	N/A	— (9)
Fees Previously Paid	–	–	–	–	–	–		–
Carry Forward Securities
Carry Forward Securities	–	–	–	–		–			–	–	–	–
		Total Offering Amounts				$1,395,849,041.38		$206,027.32
		Total Fees Previously Paid						—
		Total Fee Offsets						$165,531.13
		Net Fee Due						$40,496.19

(1) Represents an indeterminate number of class A exchangeable subordinate voting shares (“exchangeable shares”) of Brookfield Infrastructure Corporation (the “company”) in an aggregate of amount of $1,000,000,000, as may from time to time be offered and sold by the company at indeterminate prices in primary offerings.

(2) Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional exchangeable shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(3) Represents exchangeable shares to be offered and sold from time to time by selling securityholders at indeterminate prices in secondary offerings.

(4) Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(5) Calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the exchangeable shares on the New York Stock Exchange on April 12, 2024, of $30.95 and $29.88.

(6) Represents an indeterminate number of limited partnership units (“LP units”) of Brookfield Infrastructure Partners L.P. (the “Partnership”) to be issued by the Partnership or to be delivered by our company or Brookfield Corporation, in each case in connection with the exchange, redemption or acquisition, as applicable, from time to time, of exchangeable shares offered or sold hereunder in primary offerings (as described in footnote (1) above).

(7) Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional LP units as may be issuable as a result of stock splits, stock dividends or similar transactions.

(8)  Represents 13,012,789 LP units to be issued by the Partnership or to be delivered by our company or Brookfield Corporation, in each case in connection with the exchange, redemption or acquisition, as applicable, from time to time, of exchangeable shares offered for resale at indeterminate prices by selling securityholders hereunder.

(9) No separate registration fee is payable pursuant to Rule 457(i) under the Securities Act of 1933, as amended.

Table 2: Fee Offset Claims and Sources

	Registrantor Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Brookfield Infrastructure Corporation and Brookfield Infrastructure Partners L.P.	F-3	333-255051 and 333-255051-01	April 6, 2021		$165,531.13	Equity	Class A Exchangeable Subordinate Voting Shares(1)	(1)	$1,517,242,242.37
Fee Offset Sources	Brookfield Infrastructure Corporation and Brookfield Infrastructure Partners L.P.	F-3	333-255051 and 333-255051- 01		April 6, 2021						$165,531.13(1)

(1) The registrants previously filed a joint registration statement on Form F-3 (File Nos. 333-255051 and 333-255051-01), initially filed on April 6, 2021, and declared effective on April 16, 2021 (the “Prior Registration Statement”), which registered (i) an aggregate $1,000,000,000 of exchangeable shares in primary offerings and (ii) 8,675,193 exchangeable shares in secondary offerings, equivalent to $651,420,242.37. Under the Prior Registration Statement, $865,822,000 of exchangeable shares in primary offerings was not used, and all of the exchangeable shares for secondary offerings were not used, resulting in $1,517,242,242.37 as the unsold aggregate offering amount. This unused amount represents approximately 91.9% of the $180,169.95 of the registration fees on the Prior Registration Statement and results in a fee offset of $165,531.13. The registrants have terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.